Exhibit 3.1

Certificate of Designations of
7.25% Series A Mandatory Convertible Preferred Stock of
Parker Drilling Company
Parker Drilling Company, a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on November 23, 2016, the board of directors of the Corporation (the “Board of Directors”) delegated to its Pricing Committee (the “Pricing Committee”) the power to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and all other terms of the issuance of a series of preferred stock; and (b) on February 22, 2017, the Pricing Committee adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:
RESOLVED, that pursuant to the provisions of the Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Restated Certificate of Incorporation”) (which authorizes 1,942,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”)) and the authority vested in the Board of Directors, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Restated Certificate of Incorporation and the Certificate of Designations, as it may be amended from time to time (the “Certificate of Designations”) as follows:
Part 1. Designation and Number of Shares. Pursuant to the Restated Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of 575,000 shares of Preferred Stock designated as the “7.25% Series A Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Mandatory Convertible Preferred Stock to a number less than the number of shares then outstanding.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full in this Certificate of Designations.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned, this 27th day of February, 2017.
PARKER DRILLING COMPANY

By: /s/ David W. Tucker
Name:    David W. Tucker
Title:    Treasurer

2

[Signature Page to Certificate of Designations of Mandatory Convertible Preferred Stock]

ANNEX A
STANDARD PROVISIONS
SECTION 1.General Matters. Each share of the Mandatory Convertible Preferred Stock shall be identical in all respects to every other share of the Mandatory Convertible Preferred Stock.
SECTION 2.    Standard Definitions. As used herein with respect to the Mandatory Convertible Preferred Stock:
“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of accumulated and unpaid dividends, if any, for Dividend Periods prior to the Fundamental Change Effective Date, including for the period, if any, from, and including, the Dividend Payment Date immediately preceding the Fundamental Change Effective Date to, but not including, the Fundamental Change Effective Date, subject to the proviso in Section 9(a).
“Agent Members” shall have the meaning set forth in Section 22(a).
“Applicable Market Value” means the Average VWAP per share of Common Stock over the Final Averaging Period.
“Average VWAP” means, per share over a certain period, the arithmetic average of the VWAP per share for each Trading Day in such period.
“Base Prospectus” means the prospectus dated February 25, 2015, included in the Corporation’s post-effective amendment no. 2 to its registration statement (file number 333-197977), relating to securities to be issued from time to time by the Corporation.
“Board of Directors” shall have the meaning set forth in the caption.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“By-laws” means the By-laws of the Corporation, as they may be further amended or restated from time to time.
“Certificate of Designations” shall have the meaning set forth in the resolution first set forth herein.
“Clause A Distribution” shall have the meaning set forth in Section 13(a)(iii).
“Clause B Distribution” shall have the meaning set forth in Section 13(a)(iii).
“Clause C Distribution” shall have the meaning set forth in Section 13(a)(iii).
“close of business” means 5:00 p.m., New York City time.
“Common Equity” means, with respect to any Person, the capital stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the common stock, par value $0.16 2/3 per share, of the Corporation.
“Conversion and Dividend Disbursing Agent” means Wells Fargo Bank, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, and any successor appointed under Section 14.
“Conversion Date” means the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date, as applicable.
“Corporation” shall have the meaning set forth in the caption.
“Dividend Amount” shall have the meaning set forth in Section 3(a).
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2017 and ending on, and including, March 31, 2020.

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“Dividend Period” means the period from, and including, a Dividend Payment Date to, but not including, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, June 30, 2017.
“DTC” means The Depository Trust Corporation.
“Early Conversion” shall have the meaning set forth in Section 8(a).
“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b)(i).
“Early Conversion Average Price” shall have the meaning set forth in Section 8(b)(ii).
“Early Conversion Date” shall have the meaning set forth in Section 10(b).
“Effective Date” means, as used in Section 13(a)(i), the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Property” shall have the meaning set forth in Section 13(e).
“Expiration Date” shall have the meaning set forth in Section 13(a)(v).
“Final Averaging Period” means the 20 consecutive Trading Day period beginning on, and including, the 23rd Scheduled Trading Day immediately preceding March 31, 2020.
“Final Prospectus Supplement” means the final prospectus supplement dated February 22, 2017, relating to the offering and sale of the Mandatory Convertible Preferred Stock.
“Five-Day Average Price” shall have the meaning set forth in Section 3(c)(iii).
“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.
“Floor Price” shall have the meaning set forth in Section 3(e)(ii).
A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:
(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, its Wholly Owned Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Corporation’s Common Equity representing more than 50% of the voting power of the Corporation’s Common Equity;
(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s Wholly Owned Subsidiaries; or
(iii) the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors).

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However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all holders of the Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Exchange Property.
“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a)(i).
“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).
“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change, but in no event later than the Mandatory Conversion Date).
“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, the conversion rate per share of Mandatory Convertible Preferred Stock set forth in the table below for each Fundamental Change Effective Date and the Stock Price applicable to such Fundamental Change.

Fundamental change effective date	$1.00	$1.50	$2.10	$2.42	$3.00	$3.50	$4.00	$5.00	$6.00	$7.00	$8.00	$10.00
February 27, 2017	42.3786	40.6214	39.6761	39.4927	39.4318	39.5142	39.6359	39.8792	40.0653	40.1957	40.2830	40.3843
March 31, 2018	44.4392	42.3020	40.8237	40.4656	40.2256	40.2383	40.3128	40.4900	40.6177	40.6933	40.7391	40.7833
March 31, 2019	46.5488	44.5307	42.2356	41.5525	41.0121	40.9300	40.9510	41.0338	41.0779	41.0957	41.1032	41.1084
March 31, 2020	47.6190	47.6190	47.6190	41.4079	41.4079	41.4079	41.4079	41.4079	41.4079	41.4079	41.4079	41.4079
The exact Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:
(i)    If the Stock Price is between two Stock Prices set forth in the table above or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates set forth in the table above, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth in the table above for the higher and lower Stock Prices and the earlier and later Fundamental Change Effective Dates based on a 365-day year, as applicable.
(ii)    If the Stock Price is greater than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate.
(iii)    If the Stock Price is less than $1.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.
The Stock Prices set forth in the column headings in the table above are each subject to adjustment as of any date of which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal (x) the Stock Prices applicable immediately prior to such adjustment, multiplied by (y) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. The Fundamental Change Conversion Rates set forth in the table above are each subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Section 13.
“Fundamental Change Dividend Make-Whole Amount” shall have the meaning set forth in Section 9(a)(ii).
“Fundamental Change Early Conversion Right” shall have the meaning set forth in Section 9(a).
“Fundamental Change Effective Date” means the effective date for the relevant Fundamental Change.

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“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).
“Global Preferred Share” shall have the meaning set forth in Section 22(a).
“Global Shares Legend” shall have the meaning set forth in Section 22(a).
“Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Initial Issue Date” means February 27, 2017.
“Initial Price” equals $100, divided by the Maximum Conversion Rate, which quotient is initially equal to approximately $2.10 per share of Common Stock.
“Junior Stock” means (i) the Common Stock and (ii) each other class of capital stock of the Corporation established after the Initial Issue Date the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.
“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).
“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $100 per share.
“Make-Whole Dividend Amounts” means, in connection with a Holder’s exercise of its Fundamental Change Early Conversion Right, the Accumulated Dividend Amount together with the Fundamental Change Dividend Make-Whole Amount.
“Mandatory Conversion” shall have the meaning set forth in Section 7(a).
“Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 7(c)(i).
“Mandatory Conversion Date” means the third Business Day immediately following the last Trading Day of the Final Averaging Period.
“Mandatory Conversion Rate” shall have the meaning set forth in Section 7(b).
“Mandatory Convertible Preferred Stock” shall have the meaning set forth in Part 1 of this Certificate of Designations.
“Market Disruption Event” means (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock.
“Maximum Conversion Rate” shall have the meaning set forth in Section 7(b)(iii).
“Minimum Conversion Rate” shall have the meaning set forth in Section 7(b)(i).
“Nonpayment” shall have the meaning set forth in Section 6(b)(i).
“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(ii).
“Officer” means the Chief Executive Officer and President, the Chief Financial Officer, any Senior Vice President, the Principal Accounting Officer, the Treasurer or the Secretary of the Corporation.
“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.
“open of business” means 9:00 a.m., New York City time.

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“Parity Stock” means any class of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.
“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
“Preferred Stock” shall have the meaning set forth in the resolution first set forth herein.
“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).
“Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated February 21, 2017, as supplemented by the pricing term sheet dated February 22, 2017, relating to the offering and sale of the Mandatory Convertible Preferred Stock.
“Pricing Committee” shall have the meaning set forth in the caption.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).
“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.
“Registrar” initially means Well Fargo Bank, N.A., the Corporation’s duly appointed registrar for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.
“Regular Record Date” means, with respect to any Dividend Payment Date, the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding the applicable March 31, June 30, September 30 or December 31 Dividend Payment Date, respectively. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.
“Relevant Stock Exchange” means the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.
“Reorganization Event” shall have the meaning set forth in Section 13(e).
“Restated Certificate of Incorporation” shall have the meaning set forth in the resolution first set forth herein.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
“Senior Stock” means each class of capital stock of the Corporation established after the Initial Issue Date the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.
“Shelf Registration Statement” means a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.
“Spin-Off” means payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.
“Stock Price” means, for any Fundamental Change, the price paid (or deemed paid) per share of Common Stock in the Fundamental Change, which shall equal: (i) if all holders of Common Stock receive only cash in exchange for their Common Stock in

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such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) in all other cases, the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Threshold Appreciation Price” means $100, divided by the Minimum Conversion Rate, which quotient is initially equal to approximately $2.4150 per share of Common Stock.
“Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading, “Trading Day” means a Business Day.
“Transfer Agent” initially means Wells Fargo Bank, N.A., the Corporation’s duly appointed transfer agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 14.
“Trigger Event” shall have the meaning set forth in Section 13(a)(iii).
“Underwriter” means Barclays Capital Inc.
“Underwriting Agreement” means that certain underwriting agreement dated February 22, 2017 related to the offering and sale by the Corporation the Mandatory Convertible Preferred Stock that is the subject of this Certificate of Designations.
“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).
“Valuation Period” shall have the meaning set forth in Section 13(a)(iii).
“Voting Preferred Stock” means any class or series of Preferred Stock, other than the Mandatory Convertible Preferred Stock, ranking equally with the Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which voting rights like those set forth in Section 6 have been conferred and are exercisable.
“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PKD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation).
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
SECTION 3.    Dividends. (a) Rate. Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation lawfully available for payment in the case of dividends paid in cash and if lawfully permitted in the case of dividends paid in shares of Common Stock, cumulative dividends at the rate per annum of 7.25% of the Liquidation Preference per share of Mandatory Convertible Preferred Stock (equivalent to $7.25 per annum per share (the “Dividend Amount”)), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations set forth in Section 3(e)).
If declared, dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds lawfully available for the payment of such dividends.

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If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders, whether or not such Record Holders early convert their shares of Mandatory Convertible Preferred Stock, or such shares are automatically converted, after such Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Dividend Period (subsequent to the initial Dividend Period) shall be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial Dividend Period and any partial Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.
No dividend shall be paid unless and until the Board of Directors, or an authorized committee of the Board of Directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend shall be declared or paid upon, or any sum or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.
Holders shall not be entitled to any dividends on the Mandatory Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.
Except as set forth in this Section 3(a), dividends on any share of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the applicable Conversion Date.
(a)    Limitation on Junior Dividends and Redemption of Junior and Parity Stock. So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock, and no Common Stock or other Junior Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid in full in cash, shares of Common Stock or a combination thereof upon, or a sufficient sum or number of shares of Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to:
(i)    a dividend payable on any Common Stock or other Junior Stock in shares of any Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of such a dividend;
(ii)    the acquisition of shares of any Common Stock or other Junior Stock in exchange for shares of any Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock;
(iii)    purchases of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock;
(iv)    redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee or director benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock;
(v)    any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; and
(vi)    the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock or other Parity Stock, as the case may be.
When dividends have not been paid on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a Dividend Payment Date falling within a regular Dividend Period related to such Dividend Payment Date), in full in cash, shares of Common Stock or a combination thereof (or declared and a sum sufficient for payment thereof or a number of shares of Common Stock sufficient for payment thereof, in each case set aside for the benefit of the

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Holders thereof on the applicable Regular Record Date) on shares of the Mandatory Convertible Preferred Stock, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such Parity Stock (subject to their having been declared by the Board of Directors (or an authorized committee thereof) out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Stock, the Corporation shall use the full amount of dividends that would be payable for the most recent Dividend Period if dividends were declared in full on such non-cumulative Parity Stock.
Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid (payable in cash, securities or other property) on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.
If the Corporation (or an applicable withholding agent) is required to withhold on distributions of Common Stock to a Holder and pay the applicable withholding taxes, the Corporation may, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to such Holder.
(b)    Method of Payment of Dividends.
(i)    Subject to the limitations set forth in Section 3(e), the Corporation may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period), determined in the sole discretion of the Corporation:
(A)    in cash;
(B)    by delivery of shares of Common Stock; or
(C)    through any combination of cash and shares of Common Stock.
(ii)    The Corporation shall make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give the Holders notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in Common Stock, no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend.
(iii) If the Corporation elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date (the “Five-Day Average Price”), multiplied by 97%.
(c)    No fractional shares of Common Stock shall be delivered to the Holders in respect of dividends. The Corporation shall instead pay a cash adjustment to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the Five-Day Average Price.
(d)    Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any declared dividend on a share of Mandatory Convertible Preferred Stock exceed a number equal to:
(i)    the declared dividend divided by
(ii)    $0.74, which amount represents approximately 35% of the Initial Price, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as provided in Section 13(c)(iii) (such dollar amount, as adjusted, the “Floor Price”).
To the extent that the amount of the declared dividend exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if it is able to do so under applicable law and in compliance with the instruments governing its indebtedness, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.

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(e)    To the extent a Shelf Registration Statement is required in the Corporation’s reasonable judgment in connection with the issuance of or for resales of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have the shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).
SECTION 4.    Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive the Liquidation Preference per share of Mandatory Convertible Preferred Stock, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but not including, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock (including, without limitation, Common Stock).
(a)    Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Corporation for purposes of this Section 4.
(b)    If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but not including, the date fixed for liquidation, winding up or dissolution, on, all Parity Stock, if applicable, are not paid in full, the Holders and all holders of any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.
(c)    After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Mandatory Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.
SECTION 5.    Redemption; No Sinking Fund.
The Mandatory Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions. However, at the Corporation’s option, it may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise.
SECTION 6.    Voting Rights.
(a)    General. Holders shall not have any voting rights except as set forth in this Section 6, except as specifically required by Delaware corporate law or by the Restated Certificate of Incorporation from time to time.
(b)    Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the Dividend Period beginning on, and including, the Initial Issue Date and ending on, but not including, June 30, 2017), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all other series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors.
In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at (i) a special meeting of stockholders called by (x) the Board of Directors, subject to its fiduciary duties, or (y) at the request of the Holders of at least 20% of the shares of Mandatory Convertible Preferred Stock or of any other series

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of Voting Preferred Stock (provided that such request is received, (A) in the case of an annual meeting, at least 90 calendar days before the first anniversary of the preceding year’s annual meeting (but if the date of such annual meeting is more than 30 days before or more than 60 days after such anniversary date, then at least 90 calendar days before the date fixed for such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation) and (B) in the case of a special meeting, at least 90 calendar days before the date fixed for such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting is first made by the Corporation; if such request is not received within the periods described in the foregoing, the election shall be held only at such next annual or special meeting of stockholders), and (ii) each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.
(i)    If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of Common Stock sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 6(b), subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the number of directors on the Board of Directors shall automatically decrease by two.
(ii)    Any Preferred Stock Director may be removed at any time, with or without cause, by the Holders of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and any Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights set forth in this Section 6(b). In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the Holders of a majority of the outstanding shares of the Mandatory Convertible Preferred Stock and any other shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights set forth in this Section 6(b); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.
(c)    Other Voting Rights. So long as any shares of Mandatory Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Restated Certificate of Incorporation, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other Parity Stock having similar voting rights, voting as a single class (and with voting rights allocated based on liquidation preference) given in person or by proxy, either in writing or at a meeting:
(i)    amend or alter the provisions of the Restated Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of Senior Stock; or
(ii)    amend, alter or repeal the provisions of the Restated Certificate of Incorporation or this Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the shares of Mandatory Convertible Preferred Stock in any material respect; or
(iii)    consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (x) shares of Mandatory Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (y) such shares of Mandatory Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Mandatory Convertible

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Preferred Stock and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or Junior Stock, shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders of the Mandatory Convertible Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Parity Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the one or more series of Parity Stock adversely affected and entitled to vote, rather than all series of Parity Stock, shall vote as a class.
(d)    Without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock (i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in this Certificate of Designations; (ii) to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock; (iii) to waive any of the Corporation’s rights with respect thereto or (iv) to conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the Base Prospectus as supplemented and/or amended by the “Description of Mandatory Convertible Preferred Stock” section of the Preliminary Prospectus Supplement, as further supplemented and/or amended by the Final Prospectus Supplement.
(e)    Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock by virtue of holding the Mandatory Convertible Preferred Stock, including the right to vote on any amendment to the Corporation’s Restated Certificate of Incorporation or this Certificate of Designations that would adversely affect the rights of holders of the Common Stock.
(f)    The number of votes that each share of Mandatory Convertible Preferred Stock and any Voting Preferred Stock participating in the votes set forth in this Section 6 shall have and shall be in proportion to the liquidation preference of such share.
(g)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and the rules of any national securities exchange or other trading facility on which the Mandatory Convertible Preferred Stock is listed or traded at the time.
SECTION 7.    Mandatory Conversion on the Mandatory Conversion Date. (a) Each outstanding share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 or pursuant to an exercise of a Fundamental Change Early Conversion Right pursuant to Section 9) on the Mandatory Conversion Date (“Mandatory Conversion”) into a number of shares of Common Stock equal to the Mandatory Conversion Rate.
(a)    The “Mandatory Conversion Rate” shall, subject to adjustment in accordance with Section 7(c), be as follows:
(i)    if the Applicable Market Value is greater than the Threshold Appreciation Price, then the Mandatory Conversion Rate shall be equal to 41.4079 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);
(ii)    if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the Mandatory Conversion Rate per share of Mandatory Convertible Preferred Stock shall be equal to $100 divided by the Applicable Market Value, rounded to the nearest ten thousandth of a share of Common Stock; or
(iii)    if the Applicable Market Value is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 47.6190 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”);
provided that the Fixed Conversion Rates and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 13.

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(b)    If the Corporation declares a dividend for the Dividend Period ending on March 31, 2020, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 3. If on or prior to March 31, 2020, the Corporation has not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through March 31, 2020, the Mandatory Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to:
(i)    the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”), divided by
(ii)    the greater of (i) the Floor Price and (ii) 97% of the Five-Day Average Price.
To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Five-Day Average Price, the Corporation shall, if the Corporation is able to do so under applicable law and in compliance with its indebtedness, declare and pay such excess amount in cash pro rata to the Holders.
SECTION 8.    Early Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, subject to satisfaction of the conversion procedures set forth in Section 10, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to March 31, 2020 (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 8(b).
(a)    If, as of any Early Conversion Date relating to an Early Conversion, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on the Dividend Payment Date prior to such Early Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that such converting Holder receives an additional number of shares of Common Stock equal to:
(i)    such amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by
(ii)    the greater of (i) the Floor Price and (ii) the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding such Early Conversion Date (such average being referred to as the “Early Conversion Average Price”).
To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash.
Except as set forth in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Mandatory Convertible Preferred Stock at the option of a Holder, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless the Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder as of such Regular Record Date of the shares of Mandatory Convertible Preferred Stock that were early converted, in accordance with Section 3.
SECTION 9.    Fundamental Change Conversion. (a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, the Holders shall have the right (the “Fundamental Change Early Conversion Right”) during the Fundamental Change Conversion Period to:
(i)    convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”), into a number of shares of Common Stock (or Units of Exchange Property in accordance with Section 13(e)) equal to the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock;
(ii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, receive an amount equal to the present value, calculated using a discount rate of 10% per annum, of all dividend payments on such shares (excluding any Accumulated Dividend Amount) for all the remaining full Dividend Periods to, but not including March 31, 2020, and for the partial Dividend Period from, and including, the Fundamental Change Effective Date to, but not including, the next Dividend Payment Date (the “Fundamental Change Dividend Make-Whole Amount”), subject to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amount in cash as set forth in Section 9(d); and

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(iii)    with respect to such converted shares of Mandatory Convertible Preferred Stock, to the extent that, as of the Fundamental Change Effective Date, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount (subject to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amount in cash as set forth in Section 9(d));
provided that, if such Fundamental Change Effective Date or the relevant Fundamental Change Conversion Date falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Regular Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of the payment of such dividend.
(b)    To exercise the Fundamental Change Early Conversion Right, Holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the Fundamental Change Conversion Period. Holders who do not submit their shares of Mandatory Convertible Preferred Stock for early conversion during the Fundamental Change Conversion Period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the Fundamental Change Conversion Rate or to receive the Make-Whole Dividend Amounts.
The Corporation shall provide written notice (a “Fundamental Change Notice”) to Holders of the Fundamental Change Effective Date no later than the second Business Day following such Fundamental Change Effective Date. The Fundamental Change Notice shall state:
(i)    the event causing the Fundamental Change;
(ii)    the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;
(iii)    that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;
(iv)    the Fundamental Change Conversion Period; and
(v)    the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.
(c)    Not later than the second Business Day following the Fundamental Change Effective Date, the Corporation shall notify (which notice may be contained in the same notice as the Fundamental Change Notice) Holders of:
(i) the Fundamental Change Conversion Rate;
(ii) the Fundamental Change Dividend Make-Whole Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock (or to the extent applicable, Units of Exchange Property) and, if applicable, the portion of such amount that will be paid in Common Stock (or to the extent applicable, Units of Exchange Property); and
(iii) the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock (or to the extent applicable, Units of Exchange Property) and, if applicable, the portion of such amount that will be paid in Common Stock (or to the extent applicable, Units of Exchange Property).
(d)    (i) For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations set forth in Sections 9(d)(iii)-(v), the Corporation may pay the Make-Whole Dividend Amounts, determined in the Corporation’s sole discretion:
(A)    in cash;
(B)    by delivery of shares of Common Stock (or, as set forth in Section 13(e), Units of Exchange Property); or
(C)    through any combination of cash and shares of Common Stock (or, as set forth in Section 13(e), Units of Exchange Property).

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(ii)    The Corporation shall pay the Make-Whole Dividend Amounts in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of Common Stock (or, as set forth in Section 13(e), Units of Exchange Property). If the Corporation elects to make any such payment, or any portion thereof, in shares of Common Stock (or, as set forth in Section 13(e), Units of Exchange Property), such shares (or, as set forth in Section 13(e), Units of Exchange Property) shall be valued for such purpose at 97% of the applicable Stock Price.
(iii)    No fractional shares of Common Stock (or, to the extent applicable, Units of Exchange Property) shall be delivered by the Corporation to converting Holders in respect of the Make-Whole Dividend Amounts. The Corporation shall instead pay a cash adjustment to each converting Holder that would otherwise be entitled to receive a fraction of a share of Common Stock (or, to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of Common Stock (or, to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the relevant Fundamental Change Conversion Date.
(iv)    Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with the Make-Whole Dividend Amounts exceed a number equal to:
(A)    the Make-Whole Dividend Amounts divided by
(B)    the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price.
To the extent that the Make-Whole Dividend Amounts exceed the product of the number of shares of Common Stock delivered in respect of such Make-Whole Dividend Amounts and 97% of the applicable Stock Price, the Corporation shall, if the Corporation is able to do so under applicable law and in compliance with its indebtedness, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.
(v)    If the Corporation is prohibited from paying or delivering, as the case may be, the Make-Whole Dividend Amounts (whether in cash or in shares of Common Stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate shall be increased by a number of shares of Common Stock equal to:
(A)    the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts, divided by
(B)    the greater of (i) the Floor Price and (ii) 97% of the Stock Price.
To the extent that the cash amount of the aggregate unpaid and undelivered Make-Whole Dividend Amounts exceeds the product of such number of additional shares of Common Stock and 97% of the Stock Price, the Corporation shall not have any obligation to pay the shortfall in cash.
SECTION 10.    Conversion Procedures. (a) Pursuant to Section 7, any outstanding shares of Mandatory Convertible Preferred Stock shall automatically convert into shares of Common Stock on the Mandatory Conversion Date.
If more than one share of Mandatory Convertible Preferred Stock held by the same Holder is automatically converted on the Mandatory Conversion Date, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Mandatory Convertible Preferred Stock so converted.
A Holder of shares of Mandatory Convertible Preferred Stock that are mandatorily converted shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock, except that such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. Shares of Common Stock shall be issued and delivered, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such Holder have been paid in full and shall be issued on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after such Holder has paid in full all applicable taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon Mandatory Conversion shall be treated as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date. Except as provided under Section 13, prior to the close of business on the Mandatory Conversion Date, the shares of Common Stock issuable upon Mandatory Conversion of the Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers

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and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.
(a)    To effect an Early Conversion pursuant to Section 8, a Holder must:
(i)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)    deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)    if required, furnish appropriate endorsements and transfer documents; and
(iv)    if required, pay all applicable transfer or similar taxes or duties, if any.
Notwithstanding the foregoing, to effect an Early Conversion pursuant to Section 8 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”).
If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.
A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. Shares of Common Stock issuable upon Early Conversion shall be issued and delivered to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such Holder have been paid in full and shall be issued on the later of (i) the third Business Day immediately succeeding the Early Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable transfer or similar taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Early Conversion Date. Prior to the close of business on such applicable Early Conversion Date, the shares of Common Stock issuable upon Early Conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to such shares of Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.
(b)    To effect a Fundamental Change Conversion pursuant to Section 9, a Holder must:
(i)    complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of such conversion notice;
(ii)    deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;
(iii)    if required, furnish appropriate endorsements and transfer documents; and
(iv)    if required, pay all applicable transfer or similar taxes or duties, if any.

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Notwithstanding the foregoing, to effect a Fundamental Change Conversion pursuant to Section 9 of shares of Mandatory Convertible Preferred Stock held in global form, the Holder must, in lieu of the foregoing, comply with the applicable procedures of DTC (or any other depositary for the shares of Mandatory Convertible Preferred Stock held in global form appointed by the Corporation).
The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”).
A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. Shares of Common Stock issuable upon Fundamental Change Conversion shall be issued and delivered to the converting Holder, together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, only after all applicable taxes and duties, if any, payable by such Holder have been paid in full and shall be issued on the later of (i) the third Business Day immediately succeeding the Fundamental Change Conversion Date and (ii) the Business Day after the Holder has paid in full all applicable transfer or similar taxes and duties, if any.
The Person or Persons entitled to receive the shares of Common Stock issuable upon such Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Fundamental Change Conversion Date. Except as set forth in Section 13, prior to the close of business on such applicable Fundamental Change Conversion Date, the shares of Common Stock issuable upon Fundamental Change Conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.
In the event that a Fundamental Change Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Fundamental Change Conversion was not effected.
(c)    In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.
(d)    Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Regular Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Regular Record Date to receive payment of the full amount of such declared dividend on such Dividend Payment Date pursuant to Section 3.
(e)    If the Corporation (or an applicable withholding agent) is required to withhold on deemed distributions to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to such Holder.
SECTION 11.    Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the maximum number of shares of Common Stock deliverable upon conversion of all shares of Mandatory Convertible Preferred Stock (including the maximum number of shares of Common Stock deliverable upon conversion during a Fundamental Change Conversion Period). For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

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(a)    Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock or as payment of any dividend on such shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(b)    All shares of Common Stock delivered upon conversion of, or as payment of a dividend on, the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.
(c)    The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion (including, for the avoidance of doubt, with respect to the Mandatory Conversion Additional Conversion Amount or Early Conversion Additional Conversion Amount) of, or issuable in respect of the payment of dividends, the Accumulated Dividend Amount or the Fundamental Change Dividend Make-Whole Amount on, the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the earlier of (x) the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof and (y) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock, the Corporation covenants to list such Common Stock issuable upon the earlier of (1) the first conversion of the Mandatory Convertible Preferred Stock and (2) the first payment of any dividends, any Accumulated Dividend Amount or any Fundamental Change Dividend Make-Whole Amount on the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
SECTION 12.    Fractional Shares. (a) No fractional shares of Common Stock shall be issued to Holders as a result of any conversion of shares of Mandatory Convertible Preferred Stock.
(a)    In lieu of any fractional share of Common Stock otherwise issuable in respect of the shares of Mandatory Convertible Preferred Stock of any Holder that are converted on the Mandatory Conversion Date pursuant to Section 7 or at the option of the Holder pursuant to Section 8 or Section 9, the Corporation shall pay an amount in cash (computed to the nearest cent) based on the Average VWAP per share of the Common Stock over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Mandatory Conversion Date, Fundamental Change Conversion Date or Early Conversion Date, as applicable.
SECTION 13.    Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted as set forth in this Section 13, except that the Corporation shall not make any adjustments to the Fixed Conversion Rates if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions set forth in Sections 13(a)(i)-(vi) without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (i) the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such Holder.
(i)    If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	OS1
OS0
where,

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CR0  =    such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR1  =    such Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;
OS0  =    the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1  =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 13(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 13(a)(i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(ii)    If the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	OS0 + X
OS0 + Y
where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in

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effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For the purpose of this Section 13(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.
(iii)    If the Corporation distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding:
(A)    dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13(a)(i) or Section 13(a)(ii);
(B)    dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13(a)(iv) shall apply;
(C)    any dividends and distributions in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as set forth under Section 13(e);
(D)    except as otherwise set forth in Section 13(a)(vi), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and
(E)    Spin-Offs as to which the provisions set forth below in this Section 13(a)(iii) shall apply;
then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	SP0
SP0 – FMV
where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 =	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

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FMV =
the fair market value (as determined by the Board of Directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.

Any increase made under the portion of this Section 13(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect on the Record Date for the distribution.
With respect to an adjustment pursuant to this Section 13(a)(iii) where there has been a Spin-Off, each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	×	FMV0 + MP0
MP0
where,

CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

FMV0 =
the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (the “Valuation Period”); and

MP0 =	the Average VWAP per share of Common Stock over the Valuation Period.
The increase to each Fixed Conversion Rate under the preceding paragraph will become effective at the close of business on the last Trading Day of the Valuation Period. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Day as have elapsed between the beginning of the Valuation Period and such determination date for purposes of determining such Fixed Conversion Rate. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of this Section 13(a)(iii) (and subject in all respects to Section 13(a)(i) and Section 13(a)(ii)):
(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

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(1) are deemed to be transferred with such shares of the Common Stock;
(2) are not exercisable; and
(3) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 13(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 13(a)(iii).
(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).
(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:
(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 13(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and
(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 13(a)(i), Section 13(a)(ii) and this Section 13(a)(iii), if any dividend or distribution to which this Section 13(a)(iii) is applicable includes one or both of:
(D) a dividend or distribution of shares of Common Stock to which Section 13(a)(i) is applicable (the “Clause A Distribution”); or
(E) an issuance of rights, options or warrants to which Section 13(a)(ii) is applicable (the “Clause B Distribution”), then:
(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 13(a)(iii) with respect to such Clause C Distribution shall then be made; and
(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 13(a)(i) and Section 13(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the Record Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 13(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 13(a)(ii).

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(iv)    If any cash dividend or distribution is made to all or substantially all holders of Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	×	SP0
SP0 – C
where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 =	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

C =	the amount in cash per share the Corporation distributes to all or substantially all holders of Common Stock.
Any increase made under this Section 13(a)(iv) shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate on the Record Date for such cash dividend or distribution.
If the Corporation (or an applicable withholding agent) is required to withhold on deemed distributions to a Holder and pay the applicable withholding taxes, the Corporation may, at its option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Common Stock payable to such Holder.
(v)    If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

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CR1 =	such Fixed Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to each Fixed Conversion Rate under the preceding paragraph will become effective at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such determination date for purposes of determining such Fixed Conversion Rate. For the avoidance of doubt, no adjustment under this Section 13(a)(v) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.
In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.
(vi)    Rights Plans. If the Corporation has a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 13(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(b)    Adjustment for Tax Reasons. The Corporation may increase each Fixed Conversion Rate, for a period of at least 20 Business Days (to the extent required by law), if the Board of Directors or a committee thereof determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) increase each Fixed Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. However, in either case, the Corporation may only make such a discretionary adjustment if it makes the same proportionate adjustment to each Fixed Conversion Rate.
(c)    No Adjustments; Calculation of Adjustments; Adjustments to Floor Price; Span of Days. (i) Except as stated herein, the Corporation will not adjust the Fixed Conversion Rates for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted:
(A)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

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(B)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;
(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (B) and outstanding as of the Initial Issue Date;
(D)    for ordinary course of business stock repurchases that are not tender offers referred to in Section 13(a)(v) above, including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;
(E)    solely for a change in the par value of the Common Stock;
(F)    for the sale or issuance of new shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, for cash (including the issuance of Common Stock pursuant thereto), including at a price per share less than the fair market value thereof or otherwise, except as set forth in Section 13(a)(i) through (v) above, or in an acquisition; or
(G)    a third-party tender or exchange offer.
(i)    Adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share. Except as otherwise provided above, the Corporation will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock. The Corporation shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding.
(ii)    If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment will also be made to the Floor Price. For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportional adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
(iii)    Whenever any provision of this Certificate of Designations requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors, or any authorized committee thereof or any officer authorized thereby, shall make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Stock Price and the Five-Day Average Price, as the case may be) to account for any adjustments to the Fixed Conversion Rates that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date, Record Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.
(d)    Notice of Adjustment. Whenever the Fixed Conversion Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Corporation shall:
(i)    compute such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;
(ii)    as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Fundamental Change Conversion Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and
(iii)    as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates provide, or cause to be provided, to the Holders, upon written request by a beneficial owner of the Mandatory Convertible Preferred Stock, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Conversion Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Conversion Rates and Fundamental Change Conversion Rates.

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(e)    Reorganization Events. In the event of:
(i)    any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination or a change in the par value of Common Stock);
(ii)    any consolidation, merger or other combination involving the Corporation;
(iii)    any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Exchange Property,” and the amount of Exchange Property that a holder of one share of Common Stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “Unit of Exchange Property”), then, the Corporation shall amend its Restated Certificate of Incorporation (or other similar organizational document), providing that, at and after the effective time of the Reorganization Event, each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind and amount of Exchange Property that a holder of Common Stock would have been entitled to receive upon such Reorganization Event.
If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock shall be convertible shall be deemed to be:
(v)    the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election; and
(vi)    if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock.
The Corporation shall notify Holders of the weighted average referred to in clause (i) in the preceding sentence as soon as practicable after such determination is made.
The number of Units of Exchange Property the Corporation shall deliver for each share of Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined by the Fixed Conversion Rates then in effect on the applicable Conversion Date (without interest thereon and without any right to dividends or distributions thereon which have a Record Date prior to the date such shares of Mandatory Convertible Preferred Stock are actually converted). Each Fixed Conversion Rate will be determined using the Applicable Market Value of a Unit of Exchange Property, and such value will be determined, on any date of determination, with respect to:
(vii)    any publicly traded securities that compose all or part of the Exchange Property, based on the Average VWAP per share of such publicly traded securities over the Final Averaging Period;
(viii)    any cash that composes all or part of the Exchange Property, based on the amount of such cash; and
(ix)    any other property that composes all or part of the Exchange Property, based on the value of such property on such date, as determined in good faith by the Board of Directors or a committee thereof.
The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and provisions of Section 13 shall apply to any shares of capital stock of the Corporation (or of any successor) received by the holders of the Common Stock in any such Reorganization Event.
The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

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SECTION 14.    Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Wells Fargo Bank, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Wells Fargo Bank, N.A., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.
SECTION 15.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes.
SECTION 16.    Notices. All notices or communications in respect of the Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by electronic mail or facsimile, or if given in such other manner as may be permitted in this Certificate of Designations, in the Restated Certificate of Incorporation or the By-laws and by applicable law.
SECTION 17.    No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.
SECTION 18.    Other Rights. The shares of the Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Restated Certificate of Incorporation or as provided by applicable law.
SECTION 19.    Stock Certificates.
(a)    Shares of Mandatory Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.
(b)    Stock certificates representing shares of the Mandatory Convertible Preferred Stock shall be signed (i) by the President or a Vice President of the Corporation and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, in accordance with the By-laws and applicable Delaware law, by manual or facsimile signature.
(c)    A stock certificate representing shares of the Mandatory Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Mandatory Convertible Preferred Stock shall be dated the date of its countersignature.
(d)    If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.
SECTION 20.    Replacement Certificates.
(a)    If any Mandatory Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.
(b)    The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock (or Units of Exchange Property) issuable and any cash deliverable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

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SECTION 21.    Titles and Headings. The titles and headings of the sections and subsections of this Certificate of Designations have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 22.    Form. (a) The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Global Shares Legend certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and DTC or its nominee as hereinafter provided.
This Section 22(a) shall apply only to a Global Preferred Share deposited with or on behalf of DTC. The Corporation shall execute and the Registrar shall, in accordance with this Section 22(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of DTC and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for DTC pursuant to an agreement between DTC and the Registrar. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by DTC or by the Registrar as the custodian of DTC, or under such Global Preferred Share, and DTC may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter.
Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible Preferred Stock, unless (x) DTC notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days or (y) DTC ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for DTC within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.
(a)    Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s By-laws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Mandatory Convertible Preferred Stock.
SECTION 23.    Listing. The Corporation hereby covenants and agrees that, if its listing application for the Mandatory Convertible Preferred Stock is approved by the New York Stock Exchange, upon such listing, the Corporation shall use its commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on the New York Stock Exchange.
If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby shall be listed on the New York Stock Exchange or any other stock exchange, DTC may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation. If the Global Preferred Share or Global Preferred Shares, as the case may be or the Mandatory Convertible Preferred Stock represented thereby are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Corporation, arrange such facilities for the

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delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Mandatory Convertible Preferred Stock represented thereby as may be required by law or applicable stock exchange regulations.

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Exhibit A
[FORM OF FACE OF MANDATORY CONVERTIBLE
PREFERRED STOCK CERTIFICATE]
[INCLUDE FOR GLOBAL PREFERRED SHARES]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	Number of Shares of Mandatory Convertible
Preferred Stock [ ]

CUSIP 701081 309 ISIN US7010813092
Parker Drilling Company
7.25% Series A Mandatory Convertible Preferred Stock
(par value $1.00 per share)
(Liquidation Preference as specified below)

Parker Drilling Company, a Delaware corporation (the “Corporation”), hereby certifies that [                   ] (the “Holder”), is the registered owner of [          ] fully paid and non-assessable shares of the Corporation’s designated 7.25% Series A Mandatory Convertible Preferred Stock, with a par value of $1.00 per share and a Liquidation Preference of $100.00 per share (the “Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 7.25% Series A Mandatory Convertible Preferred Stock of Parker Drilling Company dated February 27, 2017 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

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Reference is hereby made to the provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent and Registrar have properly countersigned, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [     ] of [              ] [         ].

Parker Drilling Company

By:
Name:
Title:

By:
Name:
Title:

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COUNTERSIGNATURE
These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated: [                    ], [            ]

Wells Fargo Bank, N.A., as
Registrar and Transfer Agent

By:
Name:
Title:

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[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED STOCK]
Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.
The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.
The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

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NOTICE OF CONVERSION
(To be Executed by the Holder
in order to Convert the Mandatory Convertible Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) 7.25% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), of Parker Drilling Company (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Mandatory Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Mandatory Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Mandatory Convertible Preferred Stock to Be Converted:

Shares of Common Stock to Be Issued: *

Signature:

Name:

Address: **

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Fax No.:

*
The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

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ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

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